UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2023

ENDEXX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30233	30-0353162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

38246 North Hazelwood Circle
Cave Creek, Arizona	85331
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 595-6900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Restatement Background

On August 15, 2023, Endexx Corporation’s (the “Company,” “our,” “we,” or “us”) management reached a final determination that the Company’s previously issued unreviewed, financial statements and related disclosures for its fiscal quarter ended March 31, 2023 (the “Second Quarter 10-Q “), which did include Hyla US (as defined below) as a consolidated entity contained a retrospective error and should no longer be relied upon for the reason set forth below, i.e., the filing of our amended Annual Report on Form 10-K (the “Amended 10-K”) for our fiscal year ended September 30, 2022, in which the financial statements of Hyla US were consolidated with and into and ours.

Effective August 31, 2022, we closed a transaction with Hyla UK Holdco Limited (“Hyla UK”), pursuant to which we, through our specially formed transaction subsidiary, purchased 51% of the issued and outstanding capital stock of Hyla US Holdco Limited (“Hyla US”), a wholly-owned operating subsidiary of Hyla UK (the “Hyla Transaction”). At the time of preparation and filing of our initial Annual Report on Form 10-K (the “Prior 10-K”), we did not believe that we had a controlling financial interest in Hyla US that would permit us to consolidate its financial statements with and into our financial statements for financial reporting purposes. Accordingly, in the Prior 10-K, we accounted for the $2 million value of the shares of our Series H Preferred Stock that constituted part of the transaction consideration for our acquisition of 51% of the issued and outstanding capital stock of Hyla US under the equity method. In connection with the preparation and filing of the Amended 10-K, we were determined to be both the legal and accounting acquirer in the Hyla Transaction and applied purchase accounting the assets and liabilities of Hyla US, resulting in our acquiring the assets and liabilities of Hyla US at their respective fair values at the closing of the Hyla Transaction.

Subsequent to the filing of our Second Quarter 10-Q and after an analysis of the financial statements contained in our Amended 10-K and in connection with our preparation of an amendment to our Quarterly Report on Form 10-Q for our fiscal quarter ended December 31, 2022 (our “First Quarter 10-Q”), management concluded that certain of the financial statements contained in the Amended 10-K and, probably, an amended First Quarter 10-Q, the preparation for which is substantially completed) would have a material impact upon certain of the financial statements contained in our Second Quarter 10-Q. Accordingly, management concluded that the financial statements and related disclosures included in Second Quarter 10-Q contained errors that required correction.

As a result of our earlier determinations that resulted in the preparation and filing of our Amended 10-K and will lead to the completion and filing of an amended First Quarter 10-Q, our management is also undertaking the preparation of restated financial statements for our Second Quarter 10-Q, which will then be the subject of a standard review by our independent registered public accounting firm.

The financial statements included in the Second Quarter 10-Q were not reviewed by our independent accountant. Authorized officers of the Company have discussed the matters disclosed in the filing pursuant to this Item 4.02(a).

Restatement of Previously Issued Unreviewed Condensed Consolidated Financial Statements

The Second Quarter 10-Q included unreviewed, financial statements for our fiscal quarter ended March 31, 2023. The Company expects to file an amendment to each of the First Quarter 10-Q and the Second Quarter 10-Q that will include footnote disclosure of the financial statement differences between the two respective filings.

The Company expects to file each such amendment prior to August 31, 2023.

Section 8 - Other Events

Item 8.01 Other Events.

By virtue of the Company’s preparation and filing of its Amended 10-K on August 7, 2023, and the Company’s current preparation of amendments to its First Quarter 10-Q and its Second Quarter 10-Q, management has now concluded that the Company will finalize and file its Quarterly Report on Form 10-Q for its third fiscal quarter promptly after it files the above-referenced quarterly amendments.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endexx Corporation

By:	/s/ Todd Davis
Name:	Todd Davis
Title:	President

Dated:	August 21, 2023

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